Exhibit 10.4

INCENTIVE STOCK OPTION AGREEMENT FOR 2009 STOCK INCENTIVE PLAN

iParty Corp.
Employer ID: 76-0547750
270 Bridge Street, Suite 301
Dedham, Massachusetts 02026

«FirstName» «MiddleName» «LastName»
«Street Address» «City», «State» «Zip»

You have been granted an option to purchase iParty Corp. Common Stock as follows:

Type of Option:	Incentive Stock Option
Grant No.:
Stock Option Plan:	2009 Stock Incentive Plan
Date of Grant:
Total Number of Option Shares:
Option Price per Share:	$
Total Exercise Price of Option Shares:	$

Vesting Dates	Number of Shares Vesting on Vesting Date	Percent Vested (Cumulative)

By your acceptance of this Stock Option Grant, you agree that this option is granted under and governed by the terms and conditions of iParty Corp.’s 2009 Stock Incentive Plan (as further amended or restated from time to time) and by the terms and conditions of iParty Corp.’s Incentive Stock Option Agreement, which is attached hereto.

iParty Corp.

Sal Perisano
Chairman of the Board and Chief Executive Officer

Acknowledged and Accepted by:

________________________
[Optionee Name]

Attachment: iParty Corp. Incentive Stock Option Agreement

INCENTIVE STOCK OPTION AGREEMENT

1.           Grant of Option.    iParty Corp., a Delaware corporation ("iParty"), hereby grants to the Optionee named in the accompanying Stock Option Grant (the "Option Grant") the option, pursuant to iParty's 2009 Stock Incentive Plan noted in the Option Grant (the "Plan"), to purchase an aggregate of the Total Number of Option Shares of Common Stock of iParty stated in the Option Grant at a price per share equal to the Option Price per Share stated in the Option Grant, purchasable as set forth in and subject to the terms and conditions of this Option Agreement and the Plan. Except where the context otherwise requires, the term "iParty" shall include the parent and all present and future subsidiaries of iParty as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2.           Incentive Stock Option.    This option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and shall be so construed; provided however, that nothing in this Agreement shall be interpreted as a representation, guarantee or undertaking on the part of iParty that the Option Grant is or will be determined to be an incentive stock option within the meaning of Section 422 of the Code.  As noted in the Plan, to the extent that the aggregate fair market value (determined at the Date of Grant) of the shares of Common Stock with respect to which this Option Grant plus all other incentive stock options the Optionee holds are exercisable for the first time by the Grantee during any calendar year (under all iParty plans) exceeds one hundred thousand dollars ($100,000), all or a portion of this Option Grant or any other incentive stock option held by the Optionee that exceed such limit (according to the order in which they were granted) shall be treated as nonqualified stock options.  In addition, the Option Grant, to the extent it has not been exercised, shall no longer be treated as an incentive stock option three (3) months after employment with iParty ceases due to retirement or a termination of employment, or one (1) year after employment terminates due to disability (within the meaning of Section 22(e)(3) of the Code or any successor provision).

3.           Exercise of Option and Provisions for Termination.

(a)   Vesting Schedule.    Except as otherwise provided in this Option Agreement, this option may be exercised up to and including the tenth anniversary of the Date of Grant stated in the Option Grant (hereinafter the "Expiration Date"). This option shall become exercisable (or "vest") in installments for the number of shares set forth in the table in the Option Grant commencing on each of the respective Vesting Dates noted (each a "Vesting Date"). The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option. This option may not be exercised at any time after the Expiration Date.

(b)   Exercise Procedure.    Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee's delivery of written notice of exercise to the Secretary of iParty, specifying the Date of Grant of this Option Agreement, the number of shares to be purchased and the purchase price to be paid therefor, and accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by the Secretary of iParty of such written notice together with the required payment. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

 (c)   Continuous Relationship with iParty Required.    Except as otherwise provided in this Section 3, this option may not be exercised unless the Optionee, at the time he or she exercises this option, is, and has been at all times since the Date of Grant of this option, an employee or director of, or a consultant, advisor or service provider to, iParty (an "Eligible Optionee"). In addition, this option may not be exercised while the Optionee is suspended for an offense which could lead to a termination by iParty for "cause" (as defined below).

(d)   Termination of Relationship with iParty.    If the Optionee ceases to be an Eligible Optionee for any reason, then, except as provided in this paragraph (d) and in paragraphs (e) and (f) below, the right to exercise this option shall terminate three (3) months after such cessation (but in no event after the Expiration Date), provided that this option shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of such cessation. In addition, if the Optionee is an employee on an approved leave of absence, then this option shall not terminate as a result of such leave of absence unless and until the Optionee's employment relationship is ultimately terminated.

(e)   Exercise Period Upon Death or Disability.    If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an Eligible Optionee, or if the Optionee dies within three (3) months after the Optionee ceases to be an Eligible Optionee (other than as the result of a termination of such relationship by iParty for "cause" as specified in paragraph (f) below), this option shall be exercisable, within the period of 12 months following the date of death or disability of the Optionee (but in no event after the Expiration Date) only to the extent the Optionee was entitled to exercise this option on the date of such death or disability, by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution.  Except as otherwise indicated by the context, the term "Optionee," as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

(f)    Termination for Cause.    If (a) the Optionee's relationship with iParty is terminated by iParty for "cause" (as defined below), or (b) if the Optionee retires or resigns and iParty determines within three months thereafter that the Optionee's conduct prior to his or her retirement or resignation warranted a discharge for "cause," then (x) the right to exercise this option with respect to any shares not previously exercised shall terminate immediately, and (y) without limiting any other remedy available to iParty, iParty shall be entitled to repurchase from the Optionee at the Exercise Price the shares of Common Stock previously purchased by the Optionee hereunder, or, if the Optionee at such time no longer owns such shares, iParty shall be entitled to recover from the Optionee the gross profit earned by the Optionee upon the purchase and disposition (whether by sale, gift, donation or otherwise) of such shares.

"Cause," as determined by iParty (which determination shall be conclusive), unless otherwise defined in an employment agreement with the Optionee and iParty, in which case for purposes herein “Cause” shall be defined therein, shall mean:

(i)
willful failure by the Optionee to substantially perform his or her duties with iParty (other than any failure resulting from incapacity due to physical or mental illness). No act or failure to act on the Optionee's part will be deemed "willful" unless the Optionee acted or failed to act without a good faith or reasonable belief that his or her conduct was in iParty' best interest; or

(ii)
breach by the Optionee of any provision of any employment, consulting, advisory, proprietary information, non-disclosure, non-competition, non-solicitation or other similar agreement between the Optionee; or

(iii)	violation by the Optionee of the Code of Ethics or an attempt by the Optionee to secure any improper personal profit in connection with the business of iParty; or
(iv)	failure by the Optionee to devote his or her full working time to the affairs of iParty except as may be authorized in writing by iParty' Board of Directors or other authorized Company official; or
(v)	the Optionee's engagement in business other than the business of iParty except as may be authorized in writing by iParty' Board of Directors or other authorized Company official; or
(vi)	the Optionee's engagement in misconduct which is demonstrably and materially injurious to iParty.

4.           Payment of Purchase Price.

 (a)   Method of Payment.    Payment of the purchase price for shares purchased upon exercise of this option shall be made (i) by delivery to iParty of cash or a check to the order of iParty in an amount equal to the purchase price of such shares, (ii) subject to the consent of iParty, by delivery to iParty of shares of Common Stock of iParty then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares, (iii) by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Regulation T promulgated by the Federal Reserve Board), or (iv) by any combination of such methods of payment.  Notwithstanding the prior sentence, under no circumstances may payment for shares be made by a promissory note.

 (b)   Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price.    For the purposes hereof, the fair market value of any share of iParty' Common Stock or other non-cash consideration which may be delivered to iParty in exercise of this option shall be determined by the Board of Directors of iParty.

(c)   Delivery of Shares Tendered in Payment of Purchase Price.    If the Optionee exercises this option by delivery of shares of Common Stock of iParty, the certificate or certificates representing the shares of Common Stock of iParty to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to iParty, and the Common Stock delivered may not be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirement and must have been held for at least six months if such Common Stock was previously issued to the Optionee through an iParty compensation plan.  Fractional shares of Common Stock of iParty will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

5.           Delivery of Shares; Compliance With Securities Laws, Etc.

(a)   General.     iParty shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires iParty to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

 (b)   Listing, Qualification, Etc.     This option shall be subject to the requirement that if, at any time, counsel to iParty shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure, or satisfaction of such other condition shall have been affected or obtained on terms acceptable to the Board of Directors.  Nothing herein shall be deemed to require iParty to apply for, effect or obtain such listing, registration, qualification, or disclosure or satisfy such other condition.

6.           Transferability of Option.    This option is personal and may not be transferred other than by will or the laws of descent and distribution, and this option shall be exercised during the lifetime of the Optionee only by the Optionee or his or her legal representative.  Other than pursuant to the prior sentence, no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process.  All transferees of this Option must agree to be bound by all of the terms and conditions of this Option Agreement upon such written instrument in form and substance satisfactory to iParty.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of iParty, become null and void.

7.     Limitation of Rights

(a)           No Special Employment or Similar Rights.    Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind iParty to continue the employment or other relationship of the Optionee with iParty for the period within which this option may be exercised.

(b)           Rights as a Shareholder.     The Optionee shall have no rights as a stockholder with respect to the shares of Common Stock covered by this option until the date of the issuance to him or her of a stock certificate therefore, and no adjustment will be made for dividends or other rights (except as provided in Section 11(b) of the Plan) for which the record date is prior to the date such certificate is issued.

8.           Adjustment Provisions.

 (a)   General.     In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the Optionee shall, with respect to this option or any unexercised portion thereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 4(c) of the Plan.

 (b)   Board Authority to Make Adjustments.    Any adjustments under this Section 8 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this option on account of any such adjustments.

9.           Mergers, Consolidations, Asset Sales, Liquidations, Etc.    In the event of a merger or consolidation or any share exchange transaction in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of iParty, prior to the Expiration Date or termination of this option, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 10(e) of the Plan. This option shall immediately become exercisable in full in the event a Change in Control (as defined in the Plan) of iParty occurs.

10.           Withholding Taxes.

(a)           iParty' obligation to deliver shares upon the exercise of this option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements. iParty may deduct any such tax obligations from any payment of any kind otherwise due to the Optionee, including salary and bonus payments, and may withhold or sell a sufficient number of shares otherwise issuable pursuant to the exercise of this option on behalf of the Optionee to satisfy such tax obligations.  Subject to iParty' prior approval, which may be withheld in its sole discretion, the Optionee may elect to satisfy such tax withholding obligations (i) by causing iParty to withhold shares of Common Stock otherwise issuable pursuant to the exercise of this option or (ii) by delivering to iParty shares of Common Stock already owned by the Optionee.

(b)           If (i) the purchase of shares of Common Stock pursuant to the exercise of the Option or (ii) the Optionee’s disposition (within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder) of any such shares within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such shares to the Optionee pursuant to such exercise, becomes a taxable event that requires the Company to collect withholding taxes, the Optionee shall cooperate with the Company in the procedures it may establish to track any such dispositions and to make appropriate arrangements with iParty for any taxes which iParty is obligated to collect.

11.           Miscellaneous.

(a)   Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by iParty and the Optionee unless the Board of Directors of iParty determines that the amendment or modification, taking into account any related action, would not materially and adversely affect the Optionee. This Option Agreement may be executed in multiple counterparts, each of which shall represent the same option agreement.

(b)   All notices under this option shall be mailed or delivered by hand to iParty at its main office, Attn: Secretary, and to the Optionee to his or her last known address on the employment records of iParty or at such other address as may be designated in writing by either of the parties to one another.

(c)   This option shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

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